UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2026, CDT Equity Inc. (the “Company”) and Manoira Corporation (“Manoira”) entered into an Evaluation Agreement (the “Agreement”) whereby Manoira will analyze certain assets of CDT consisting of, among other things, clinical stage compounds AZD1656 and AZD5904 to determine whether they improve Manoira’s animal healthcare business. Pursuant to the Agreement, the Company issued 1,347,616 shares (the “Manoira Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) at a price of $0.1447, which shall settle the total payment in the amount of $195,000 due to Manoira.

The Agreement is attached as Exhibit 10.1. The description of the terms of the Agreement is not intended to be complete and is qualified in its entirety by reference to such exhibit. The Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Dr. Andrew Regan, the Company’s former Chief Executive Officer and a former member of the board of directors, is the beneficial owner of more than five percent of the outstanding Common Stock and is the sole director of Manoira. Dr. Regan will not receive any consideration from the transactions contemplated by the Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

On October 22, 2026, the Company issued 397,374 shares of Common Stock (the “Service Provider Shares”) to a service provider as consideration for certain consulting services.

On October 22, 2026, and October 23, 3026 the Company issued, in the aggregate, 437,779 shares of Common Stock (the “Sarborg Shares”) to Sarborg Limited pursuant to that certain securities purchase agreement, dated August 31, 2026, by and between the Company and Sarborg Limited.

On October 23, 2026, the Company issued 499,616 shares of Common Stock (the “Severance Shares”) to Dr. Regan in lieu of $65,000 severance compensation in connection with his resignation as Chief Executive Officer of the Company.

The Company issued the Manoira Shares, the Sarborg Shares, the Severance Shares, and the Service Provider Shares in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and applicable state securities laws. None of the Manoira Shares, the Sarborg Shares, the Severance Shares, or the Service Provider Shares have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01	Regulation FD Disclosure.

On October 27, 2026, the Company issued a press release announcing the Agreement. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing under the Securities Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained therein.

Forward-Looking Statements

This Current Report includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will” and “expected”, or the negative of such terms, or other comparable terminology, and include statements about the Agreements and the impacts, if any, on the Company. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Evaluation Agreement, dated October 22, 2026, between CDT Equity, Inc. and Manoira Corporation.
99.1	Press Release, dated October 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

October 27, 2026	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Chief Executive Officer and Chief Financial Officer